Exhibit 23.6

                  KPMG Audit Plc
                  Canary Wharf (8th Floor)
                  1 Canada Square
                  London E14 5AG
                  United Kingdom



The Directors
HSBC Holdings plc
8 Canada Square
London
E14 5HQ
United Kingdom



30 September 2003



Dear Sirs

Post-Effective Amendment No.1 on Form F-3 to Registration Statement No.
333-10474

With respect to the subject registration statement, we acknowledge our awareness of the use therein of our report dated 4 August 2003 related to our review of interim financial information.

Pursuant to Rule 436 under the Securities Act of 1933 (the "Act"), our report is not considered part of a registration statement prepared or certified by an accountant, or a report prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Act.

Yours faithfully





KPMG Audit Plc






    KPMG Audit Plc, a company                   Registered in England No 3110745
    incorporated under the UK Companies         Registered office
    Acts, is a member of KPMG International,    8 Salisbury Square
    a Swiss non operating association           London EC4Y 8BB